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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 28, 1997 (except with respect to the matters discussed in Notes 14 and 15, as to which the dates are March 12, 1997 and December 18, 1997, respectively, and with respect to the restatement information in Notes 1b, 1c, 8, 9, and 11 as to which the date is December 18, 1997) included in Holmes Protection Group Inc.'s Form 10-K/A for the year ended December 31, 1996 and to all references to our Firm included in this registration statement on Form S-3 (No. 333-33799)




                                                       /s/ Arthur Andersen, LLP
                                                       ------------------------
                                                       ARTHUR ANDERSEN, LLP
New York, New York
December 29, 1997